As filed with the Securities and Exchange Commission on August 9, 2001
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHART INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	34-1712937
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5885 Landerbrook Dr. Suite 150
Cleveland, Ohio 44124
(Address of Principal Executive Offices, including Zip Code)

SECOND AMENDED AND RESTATED CHART INDUSTRIES, INC. 1997 STOCK
OPTION AND INCENTIVE PLAN
(Full Title of the Plan)

Copy to:
Arthur S. Holmes Chairman and Chief Executive Officer Chart Industries, Inc. 5885 Landerbrook Dr., Suite 150 Cleveland, Ohio 44124 (440) 753-1490	Thomas F. McKee, Esq. Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114 (216) 622-8200

(Name, Address and Telephone Number, Including Area Code of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, par value $.01 per share (3)	600,000	$3.69	$2,214,000	$575.00

(1)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the registrant's common stock, par value $.01 per share (the "Common Stock"), reported on the New York Stock Exchange on August 6, 2001.
(2)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares of the Common Stock which may be issued or become issuable under the terms of the Second Amended and Restated Chart Industries, Inc. 1997 Stock Option and Incentive Plan (the "Plan") in order to prevent dilution resulting from any stock split, stock dividend or similar transaction.
(3)	One Series A Junior Participating Preferred Stock purchase right (a "Right") will also be issued with respect to each share of Common Stock. The terms of the Rights are described in the registrant's Registration Statement on Form 8-A, dated June 1, 1998, as the same may be amended or supplemented from time to time.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements of Chart Industries, Inc. (the "Company") on Form S-8 (Commission File Nos. 333-32535 and 333-57308) registering 375,000 and 300,000 shares of Common Stock, respectively, for issuance under the Plan are hereby incorporated herein by reference. Since the filing of the Company's Registration Statement No. 333-32535 on July 31, 1997, the 375,000 shares of Common Stock covered by such Registration Statement have been increased under the Plan to 562,500 shares, pursuant to Rule 416 under the Securities Act, to give effect to a three-for-two stock split, effected as a 50% stock dividend, in June 1998.

Item 3.        Incorporation of Documents by Reference.

                The following documents heretofore filed by the Company with the Commission are incorporated herein by reference:

(1)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

(2)	The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001;

(3)	The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated October 2, 1992 (File No. 1-11442), and any amendments and reports filed for the purpose of updating that description; and

(4)	The description of the Rights contained in the Company's Registration Statement on Form 8-A, dated June 1, 1998, and any amendments or reports filed for the purpose of updating that description;

other than the portions of such documents that, by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

                All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

                Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such

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statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.        Interests of Named Experts and Counsel.

                Thomas F. McKee, a partner of Calfee, Halter & Griswold LLP, is a Director of the Company, and as of July 31, 2001 beneficially owned 23,500 shares of Common Stock.

Item 8.        Exhibits.

                See the Exhibit Index at Page E-1 of this Registration Statement.

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SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 9th day of August, 2001.

CHART INDUSTRIES, INC.

By:	/s/ Arthur S. Holmes Arthur S. Holmes Chairman & Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

Signatures	Title

/s/ Arthur S. Holmes Arthur S. Holmes	Chairman and Chief Executive Officer and a Director (Principal Executive Officer)

/s/ Michael F. Biehl Michael F. Biehl	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ John T. Romain John T. Romain	Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Richard J. Campbell Richard J. Campbell	Director

/s/ Thomas F. McKee Thomas F. McKee	Director

/s/ Lazzaro G. Modigliani Lazzaro G. Modigliani	Director

/s/ Robert G. Turner, Jr. Robert G. Turner, Jr.	Director

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Company. (1)

4.2	Amendment to Certificate of Incorporation of the Company, dated as of May 3, 2001. (2)

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock. (3)

4.4	Amended and Restated By-Laws of the Company, as amended and restated May 3, 2001. (2)

4.5	Specimen certificate for the Common Stock of the Company. (3)

4.6	Second Amended and Restated Chart Industries, Inc. 1997 Stock Option and Incentive Plan. (2)

4.7	Rights Agreement, dated as of May 1, 1998, by and between the Company and National City Bank, as Rights Agent. (4)

4.8	Amendment No. 1 to Rights Agreement, dated February 8, 2001, by and between the Company and National City Bank, as Rights Agent. (3)

5.1	Opinion of Calfee, Halter & Griswold LLP. (x)

23.1	Consent of Ernst & Young LLP. (x)

23.2	Consent of Calfee, Halter & Griswold LLP, included in Exhibit 5.1.

(1)  Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-35321).

(2)  Incorporated herein by reference to the appropriate exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

(3)  Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

(4)  Incorporated herein by reference to the appropriate exhibit to the Company's Registration Statement on Form 8-A, filed June 3, 1998.

(x)  Filed herewith.

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